Exhibit 3.3(a)

BCA-2.10 (Rev. Jul. 1984)	File #

Submit in Duplicate Payment must be made by Certified Check, Cashiers’ Check or a Money Order, payable to “Secretary of State” DO NOT SEND CASH!	Secretary of State State of Illinois ARTICLES OF INCORPORATION	This Space For Use By Secretary of State Date	4-4-88
		Licence Fee	$.50
		Franchise Tax	$25.00
		Filing Fee	$75.00

			$100.50

		Clerk	/s/ Illegible

Pursuant to the provisions of “The Business Corporation Act of 1983”, the undersigned incorporator(s) hereby adopt the following Articles of Incorporation.

ARTICLE ONE	The name of the corporation is EN&T ASSOCIATES INC.
(Shall contain the word “corporation”, “company”, “incorporated”, _________________________________________________________________________________________ “limited”, or an abbreviation thereof)

ARTICLE TWO	The name and address of the initial registered agent and its registered office are:

Registered Agent THE PRENTICE-HALL CORPORATION SYSTEM, INC.
First Name Middle Name Last Name

Registered office 33 North LaSalle Street
Number Street Suite # (A P.O.Box alone is not acceptable)

Chicago 60602 Cook
City Zip Code County

ARTICLE THREE	The purpose or purposes for which the corporation is organized are:
If not sufficient space to cover this point, add one or more sheets of this size.

SEE RIDER A ATTACHED

ARTICLE FOUR	Paragraph 1: The authorized shares shall be:

Class	* Par Value per share	Number of shares authorized
Common	no par value	200

Paragraph 2: The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are:

If not sufficient space to cover this point, add one or more sheets of this size.

SEE RIDER B ATTACHED

ARTICLE FIVE	The number of shares to be issued initially, and the consideration to be received by the corporation therefor, are :

Class	* Par Value per share	Number of shares proposed to be issued	Consideration to be received therefor
Common	no par value	100		$100
			$
			$
			$

		TOTAL		$100

*	A declaration as to a “par value” is optional. This space may be marked “n/a” when no reference to a par value is desired.

ARTICLE SIX	OPTIONAL

	The number of directors constituting the initial board of directors of the corporation is , and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors be elected and qualify are:

	Name	Residential Address

ARTICLE SEVEN	OPTIONAL

	(a) It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be:		$15,000,000

	(b) It is estimated that the value of the property to be located within the State of Illinois during the following year will be:		$15,000,000

	(c) It is estimated that the gross amount of business which will be transacted by the corporation during the following year will be:		$12,000,000

	(d) It is estimated that the gross amount of business which will be transacted from places of business in the State of Illinois during the following year will be:		$12,000,000

ARTICLE EIGHT	OTHER PROVISIONS

	Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorising pre-emptive rights; denying cumulative voting; regulating internal affairs; voting majority requirements; fixing a duration other than perpetual; etc.

NAMES & ADDRESSES OF INCORPORATORS

The undersigned incorporator(s) hereby declare(s), under penalties of prejury, that the statements made in the foregoing Articles of Incorporation are true.

Dated April 1, 1988

	Signature and Name		Post Office Address
1.	/s/ Michael D. McManus	1.	1 Gulf+Western Plaza
	Signature		Street

	/s/ Michael D. McManus		New York, New York 10023
	Name (please print)		City/Town State Zip

2.		2.
	Signature		Street

	Name (please print)		City/Town State Zip

3.		3.
	Signature		Street

	Name (please print)		City/Town State Zip

(Signatures must be in ink on original document, Carbon copy, xerox or rubber stamp signatures may only be used on conformed copies)

NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by its President or Vice-President and verified by him, and attested by its Secretary or an Assistant Secretary.

Form BCA-2.10

File No.

ARTICLES OF INCORPORATION

FILED

APR - 4 1988

JIM EDGAR

Secretary of State

FEE SCHEDULE

The following fees are required to be paid at the time of issuing the Certificate of Incorporation: FILING FEE $75.00; INITIAL LICENSE FEE of 1/20th of 1% of the consideration to be received for initial issued shares (see Art 5) MINIMUM $.50; INITIAL FRANCHISE TAX of 1/10th of 1% of the consideration to be received for initial issued shares (see Art 5) MINIMUM $25.00.

EXAMPLES OF TOTAL DUE

Consideration to be Received	TOTAL DUE*
up to $1,000	$100.50
$5,000	$102.50
$10,000	$105.00
$25,000	$112.50
$50,000	$150.00
$100,000	$225.00

*	Includes Filing Fee + License Fee + Franchise Tax

Corporation Department

Secretary of State

Springfield, Illinois 62756

Telephone (217) 782-6961

RIDER A

To transact any or all lawful businesses for which corporations may be incorporated under the Business Corporation Act of 1983.

To engage in the general business of manufacturing and sale of sporting goods and related business purposes.

To construct, build, purchase, lease, equip, or otherwise acquire and to hold, own, improve, develop, manage, maintain, control, operate, lease, mortgage, create liens upon, sell, convey, or otherwise dispose of any and all plants, machinery, works, implements and things and property, real and personal, of every kind and description, incidental to, connected with or suitable, necessary or convenient for any of the purposes herein enumerated.

To apply for, purchase, register, or in any manner to acquire, and to hold, own, use, operate, and introduce, and to sell, lease, assign, pledge, or in any manner dispose of, and in any manner deal with patents, patent rights, licenses, copyrights, trademarks, trade names, and to acquire, own, use, or in any manner dispose of any and all inventions, improvements, and processes, labels, designs, brands, or other rights, and to work, operate, or develop the same, and to carry on any business, manufacturing or otherwise, which may directly or indirectly effectuate these objects or any of them.

To do any and all such further acts and things and to exercise any and all such further powers as may be necessary, appropriate or desirable for the accomplishment, carrying out or attainment of all or any of the foregoing purposes or objects.

RIDER B

No holder of any of the shares of the corporation shall be entitled as of right to purchase or subscribe for any unissued shares of any class or any additional shares of any class to be issued by reason of any increase of the authorized shares of the corporation or bonds, certificates of indebtedness, debentures, or other securities convertible into shares of the corporation or carrying any right to purchase shares of any class, but any such unissued shares or such additional authorized issue of any shares or of other securities convertible into shares, or carrying any right to purchase shares, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations, or associations and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its discretion.

Whenever any provision of the Business Corporation Act of 1983 shall otherwise require the vote or the concurrence of the holders of at least two-thirds of the outstanding shares of the corporation, of at least two-thirds of the outstanding shares entitled to vote thereon of the corporation, or of at least two-thirds of the outstanding shares of any class or series of the corporation, as the case may be, in order to authorize any specified corporate action, the vote or consent in writing of the holders of at least a majority of any of said outstanding shares shall be sufficient to authorize any such specified corporate action.

No shareholder entitled to vote in the election of directors of the corporation shall be entitled to cumulative voting for the election of directors.

Pursuant to the provisions of “The Business Corporation Act of 1983”, the undersigned corporation hereby adopts these Articles of Amendment to its Articles of Incorporation.

ARTICLE ONE		The name of the corporation is EN&T ASSOCIATES INC.
(Note 1)

ARTICLE TWO		The following amendment of the Articles of Incorporation was adopted on April 18, 1988 in the manner indicated below (“X” one __ only.)

☐

By a majority of the incorporation, provided no directors were named in the articles of incorporation and no directors have been elected; or by a majority of the board of directors, in accordance with Section 10.10, the corporation having issued no shares as of the time of adoption of this amendment:

(Note 2)

	☐	By a majority of the board of directors, in accordance with Section 10.1_, shares having been issued but shareholder action not being required for the adoption of the amendment: (Note 3)

☐

By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by _______ and by the articles of incorporation were voted in favor of the amendment.

(Note 4)

☐

By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10.

(Note 4)

☒

By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors have been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment.

(Note 4)

(INSERT AMENDMENT)

(Any article being amended is required to be set forth in its entirety,) (Suggested language for an amendment to change the corporate name is: RESOLVED, that the Articles of Incorporation be amended to read as follows:)

ARTICLE ONE:	The name of the corporation is RIDDELL, INC.

(New Partner___________)

All changes other than name, include on page 2

(over)

ARTICLE THREE	The manner, if not set forth in the amendment, in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows: (if not applicable, insert “No change”)

NO CHANGE

ARTICLE FOUR	(a) The manner, if not set forth in the amendment, in which said amendment affects a change in the amount of paid-in capital* is as follows: (if not applicable, insert “No change”)

NO CHANGE

(b) The amount of paid-in capital* as changed by this amendment is as follows: (if not applicable, insert “No change”)

NO CHANGE

	Before Amendment		After Amendment
Paid-in-Capital	$	_____________	$	_____________

The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirm, under penalties of perjury, that the facts stated herein are true.

Dated	April , 1988	EN&T ASSOCIATES INC.
(Exact Name of Corporation)

attested by	/s/ Illegible	by	/s/ Illegible
	(Signature of Secretary or Assistant Secretary)		(Signature of President or Vice President)

	/S/ LEONARD TOBOROFF		/S/ ROBERT NETHERLANDER
	(Type or Print Name and Title)		(Type or Print Name and Title)

*	“Paid-in Capital” replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts.